Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Reports Third Quarter 2012 Financial Results
•Revenues of $136.3 million, up 17% year over year2
•Billings of $145.0 million, up 22% year over year1
•GAAP diluted net income per share of $0.10
•Non-GAAP diluted net income per share of $0.141
•Cash flow from operations of $40.8 million

•	Free cash flow of $24.3 million[1,3]

•	Cash, cash equivalents and investments of $690.3 million[3], with no debt

SUNNYVALE, Calif. - October 16, 2012 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced financial results for the third quarter ended September 30, 2012.

Financial Highlights for the Third Quarter of 2012

•
Revenue[2]: Total revenue was $136.3 million for the third quarter of 2012, an increase of 17% compared to $116.4 million in the same quarter of 2011. Within total revenue, product revenue was $63.0 million, an increase of 19% compared to the same quarter of 2011. Services revenue was $69.8 million, an increase of 21% compared to the same quarter of 2011.

•	Billings[1,2]: Total billings were $145.0 million for the third quarter of 2012, an increase of 22% compared to $118.4 million in the same quarter of 2011.

•
Deferred Revenue: Deferred revenue was $340.1 million as of September 30, 2012, an increase of 24% compared to deferred revenue of $275.1 million as of September 30, 2011, and up $8.7 million from $331.4 million as of June 30, 2012.

•	Cash and Cash Flow[1,2,3]: As of September 30, 2012, cash, cash equivalents and investments were $690.3 million, compared to $644.4 million as of June 30, 2012. In the third quarter of 2012, cash flow from operations was $40.8 million and free cash flow was $24.3 million.

•
GAAP Operating Income[1,2]: GAAP operating income was $25.8 million for the third quarter of 2012, representing a GAAP operating margin of 19%. GAAP operating income was $26.2 million for the same quarter of 2011, representing a GAAP operating margin of 22%.

•
GAAP Net Income and Diluted Net Income Per Share[1,2]: GAAP net income was $17.2 million for the third quarter of 2012, based on a 36% tax rate for the quarter. This compares to GAAP net income of $17.9 million for the same quarter of 2011, based on a 34% tax rate for the quarter. GAAP diluted net income per share was $0.10 for the third quarter of 2012, based on 166.8 million weighted-average diluted shares outstanding, compared to $0.11 for the same quarter of 2011, based on 163.9 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1,2]: Non-GAAP operating income was $34.1 million for the third quarter of 2012, representing a non-GAAP operating margin of 25%. Non-GAAP operating income was $31.4 million for the same quarter of 2011, representing a non-GAAP operating margin of 27%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1,2]: Non-GAAP net income was $23.2 million for the third quarter of 2012, based on a 34% effective tax rate for the quarter. Non-GAAP net income for the same quarter of 2011 was $21.7 million, based on a 33% effective tax rate. Non-GAAP diluted net income per share was $0.14 for the third quarter of 2012 based on 166.8 million weighted-average diluted shares outstanding, compared to $0.13 for the same quarter of 2011, based on 163.9 million weighted-average diluted shares outstanding.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

2 Includes the impact of a $1.8 million sale and a $2.6 million sale of previously-acquired patents during the third quarter of 2012 and 2011, respectively.

3 Includes the impact of $14.5 million paid for the purchase of land and buildings near our Silicon Valley headquarters.

 Management Commentary:
Ken Xie, founder, president and chief executive officer of Fortinet, stated: “Our third quarter performance highlights the underlying strength of our technology and market adoption of Fortinet solutions, especially among enterprises, where we are seeing strong growth. We are excited about our innovative new FortiOS 5.0 and FortiASIC SoC-2 “System- on-a-Chip”, which we also announced today and which will further differentiate us in the market. We remain focused on executing our growth strategy by continuing to strengthen our research and development capabilities to continue to drive product innovation and by expanding our sales and support infrastructure.”

Ken Goldman, chief financial officer of Fortinet, stated: “We are pleased with our third quarter results, which were consistent with expectations across all of our key operating metrics. Our business remains very diverse in terms of products offered, as well as verticals and geographies served, and we are at the beginning of a very strong new product cycle. We remain encouraged by the momentum we are seeing in the business and believe we are well positioned to maintain growth due to the combination of our technology advantage, strong cash flow generation capabilities, and over $690 million in cash on the balance sheet with no debt. We are confident as we enter the fourth quarter and remain focused on continuing to drive productivity improvements to deliver against our goals of long-term operating margin expansion. Finally, as I will be ending my five-year tenure at Fortinet this week, I want to express my confidence in the company and its future. It has been a rewarding experience managing Fortinet from a private company, through its successful IPO, and then through twelve quarters of growth and outperformance as a public company.”

Conference Call Details
Fortinet will host a conference call today, October 16, 2012, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 39812108. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through October 30, 2012, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 39812108.

Following Fortinet's earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 39812780. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through October 30, 2012 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 39812780.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2011 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise - from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
#    #    #
Copyright © 2012 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, growth of our business, and operating margin expansion. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the Company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from payments we received from a patent settlement, less the related tax effects. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP diluted net income per share, the tax effects associated with stock-based compensation and the patent settlement. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,466	$71,990
Short-term investments	299,180	318,283
Accounts receivable, net of allowance for doubtful accounts of $234 and $336, respectively	89,843	95,522
Inventory	26,182	16,249
Deferred tax assets	7,088	7,578
Prepaid expenses and other current assets	16,893	13,948
Total current assets	514,652	523,570
PROPERTY AND EQUIPMENT—Net	26,020	7,966
DEFERRED TAX ASSETS—Non-current	50,393	46,523
LONG-TERM INVESTMENTS	315,657	148,414
OTHER ASSETS	6,546	8,274
TOTAL ASSETS	$913,268	$734,747
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,160	$19,768
Accrued liabilities	19,032	15,971
Accrued payroll and compensation	25,940	24,197
Deferred revenue	230,562	206,928
Total current liabilities	298,694	266,864
DEFERRED REVENUE—Non-current	109,516	87,905
OTHER LIABILITIES	26,589	21,624
Total liabilities	434,799	376,393
STOCKHOLDERS' EQUITY:
Common stock	161	156
Additional paid-in capital	388,632	317,026
Treasury stock	(2,995)	(2,995)
Accumulated other comprehensive income	3,577	402
Retained earnings	89,094	43,765
Total stockholders' equity	478,469	358,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$913,268	$734,747

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
REVENUE:
Product	$63,027	$53,093	$177,923	$139,945
Services	69,782	57,835	197,332	159,192
Ratable and other revenue	3,459	5,498	7,222	13,578
Total revenue	136,268	116,426	382,477	312,715
COST OF REVENUE:
Product [1]	23,995	20,606	66,997	51,272
Services [1]	13,166	9,438	36,846	25,815
Ratable and other revenue	647	1,095	2,135	4,026
Total cost of revenue	37,808	31,139	105,978	81,113
GROSS PROFIT:
Product	39,032	32,487	110,926	88,673
Services	56,616	48,397	160,486	133,377
Ratable and other revenue	2,812	4,403	5,087	9,552
Total gross profit	98,460	85,287	276,499	231,602
OPERATING EXPENSES:
Research and development [1]	20,498	16,834	60,553	47,197
Sales and marketing [1]	44,743	36,934	131,038	105,548
General and administrative [1]	7,449	5,359	19,473	16,473
Total operating expenses	72,690	59,127	211,064	169,218
OPERATING INCOME	25,770	26,160	65,435	62,384
INTEREST INCOME	1,318	904	3,606	2,560
OTHER INCOME (EXPENSE)—Net	(317)	60	(315)	(242)
INCOME BEFORE INCOME TAXES	26,771	27,124	68,726	64,702
PROVISION FOR INCOME TAXES	9,565	9,207	23,397	18,704
NET INCOME	$17,206	$17,917	$45,329	$45,998
Net income per share:
Basic	$0.11	$0.12	$0.29	$0.30
Diluted	$0.10	$0.11	$0.27	$0.28
Weighted-average shares outstanding:
Basic	158,751	153,265	157,416	151,958
Diluted	166,791	163,869	166,127	163,554

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$85	$64	$237	$129
Cost of services revenue	1,018	564	2,704	1,124
Research and development	2,525	1,516	6,774	2,954
Sales and marketing	3,879	2,708	10,797	6,289
General and administrative	1,323	882	3,416	2,178
	$8,830	$5,734	$23,928	$12,674

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income	$17,206	$17,917	$45,329	$45,998
Other comprehensive income:
Foreign currency translation	1,092	(1,722)	867	(797)
Unrealized gains (losses) on investments	1,968	(1,347)	3,441	(1,194)
Unrealized losses on cash flow hedges	(19)	(119)	—	(194)
Tax provision related to items of other comprehensive income	(618)	—	(1,133)	—
Net change in accumulated other comprehensive income	2,423	(3,188)	3,175	(2,185)
Comprehensive income	$19,629	$14,729	$48,504	$43,813

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2012	September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,329	$45,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,076	5,114
Loss on disposal of fixed assets	37	22
Amortization of investment premiums	10,002	9,508
Stock-based compensation	23,928	12,674
Excess tax benefits from employee stock options plans	(9,611)	(9,264)
Other non-cash items, net	856	—
Changes in operating assets and liabilities:
Accounts receivable—net	5,680	(3,559)
Inventory	(14,977)	(1,478)
Deferred tax assets	(4,515)	(5,546)
Prepaid expenses and other current assets	(71)	(1,009)
Other assets	1,885	312
Accounts payable	3,049	2,514
Accrued liabilities	2,662	4,867
Accrued payroll and compensation	1,563	1,582
Other liabilities	(1,361)	2,664
Deferred revenue	45,192	22,471
Income taxes payable	15,849	23,413
Net cash provided by operating activities	133,573	110,283
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(523,389)	(407,110)
Sales of investments	25,768	75,582
Maturities of investments	343,174	204,099
Purchases of property and equipment	(20,283)	(2,785)
Payment made in connection with business acquisition	(749)	(2,623)
Net cash used in investing activities	(175,479)	(132,837)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	36,006	14,018
Excess tax benefit from employee stock option plans	9,611	9,264
Net cash provided by financing activities	45,617	23,282
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(235)	(957)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,476	(229)
CASH AND CASH EQUIVALENTS—Beginning of period	71,990	66,859
CASH AND CASH EQUIVALENTS—End of period	$75,466	$66,630

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	September 30, 2012	September 30, 2011
Total revenue	$136,268	$116,426
Increase in deferred revenue	8,710	1,927
Total billings (Non-GAAP)	$144,978	$118,353

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	September 30, 2012	September 30, 2011
Net cash provided by operating activities	$40,770	$36,039
Less purchases of property and equipment	(16,428)	(1,335)
Free cash flow (Non-GAAP)	$24,342	$34,704

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$25,770	$8,352	(a)	$34,122	$26,160	$5,191	(b)	$31,351
Operating Margin	19%			25%	22%			27%
		8,352	(a)			5,191	(b)
		(2,377)	(c)			(1,457)	(c)
Net Income	$17,206	$5,975		$23,181	$17,917	$3,734		$21,651
Diluted net income per share	$0.10			$0.14	$0.11			$0.13
Shares used in per share calculations - diluted	166,791			166,791	163,869			163,869

(a) To exclude $8.8 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended September 30, 2012.
(b) To exclude $5.7 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended September 30, 2011.
(c) To exclude the tax effects related to expenses noted in (a) and (b).